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                                                                    EXHIBIT 3.14


                            CERTIFICATE OF AMENDMENT

                                       TO

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              AMERICAN SALT COMPANY


         AMERICAN SALT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article First of the Restated Certificate of Incorporation of the Corporation be amended, and as amended said Article shall be and read in its entirety as follows:

                  "FIRST: The name of the Corporation is North American Salt Company (hereinafter sometimes called the "Corporation")."

                  SECOND: That in lieu of a meeting and vote of stockholders, the holder of all of the outstanding stock of the Corporation has given its unanimous written consent to said amendment in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed by Anthony J. Petrocelli, its Vice Chairman, Treasurer and Assistant Secretary, and attested by Richard J. Donahue, its Senior Vice President, Secretary and Assistant Treasurer, as of the 20th day of August, 1990.

                              AMERICAN SALT COMPANY

                              By:
                                 -----------------------------------------------
                              Anthony J. Petrocelli
                              Vice Chairman, Treasurer
                              and Assistant Secretary

ATTEST:
        -----------------------------------
        Richard J. Donahue
        Senior Vice President,
          Secretary and Assistant
          Treasurer